Exhibit 99

News Release

CCNE

NASDAQ

L I S T E D

Contact: Charles R. Guarino

Treasurer

(814) 765-9621

CNB FINANCIAL ANNOUNCES QUARTERLY DIVIDEND

Clearfield, Pennsylvania - November 14, 2007

The Board of Directors of CNB Financial Corporation [Nasdaq: CCNE] has announced the declaration of a 16 cents per share quarterly dividend payable on December 14, 2007 to shareholders of record on November 30, 2007.

CNB Financial Corporation is an $845 million bank holding company conducting business primarily through CNB Bank, the Corporation's principal subsidiary. CNB Bank operations include a loan production office, a private banking division, and twenty-two full-service offices in Pennsylvania, including ERIEBANK, a division of CNB Bank.

For further information regarding the stock of CNB Financial Corporation, please call
(814) 765-9621, CNB Bank Stock Transfer Department or contact any brokerage firm. The identifying symbol for this security is CCNE.

CNB Bank websites can be found at www.bankcnb.com and www.eriebank.net.